Exhibit 99.6

News Release

For Immediate Release	For Further Information Contact:
October 12, 2004	Arleen Llerandi
Vice President, Investor Relations
(407) 822-2989

Hughes Supply Announces Closings Of Common Stock

And Debt Offerings

Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida

Hughes Supply, Inc. today announced that it has successfully completed the sale of 4,300,000 shares of common stock at a public offering price of $30.00 per share. This amount includes 300,000 shares sold by a trust of which David H. Hughes, Chairman of the Company, is trustee and beneficiary. Lehman Brothers acted as the bookrunner for the offering. Citigroup and Goldman, Sachs & Co. served as joint lead managers, and Wachovia Securities served as co-manager.

A copy of the final prospectus and prospectus supplement relating to the offering may be obtained from the Securities and Exchange Commission’s website at www.sec.gov, or from Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717.

Hughes Supply also announced today that it has completed the private placement of $300 million principal amount of its 5.50% senior notes due 2014. The senior notes offering was made only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Hughes Supply may redeem the senior notes at any time at a “make-whole” redemption price.

The senior notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The aggregate proceeds generated by both offerings are $411 million, net of underwriting fees, discounts and other estimated costs. Hughes Supply intends to use the net proceeds generated from both offerings for the acquisition of businesses, including the recently announced proposed acquisition of Southwest Power, Inc. and Western States Electric, Inc., the repayment of outstanding borrowings under Hughes Supply’s revolving credit facility, payment of scheduled principal amortization and interest on Hughes Supply’s existing senior notes, capital expenditures, working capital needs, and other general corporate purposes.

Hughes Supply, Inc., founded in 1928, is one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance- related products, with 493 locations in 38 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,100 associates and generates annual revenues of nearly $4 billion. Hughes is a Fortune 500 company and was named the #2 Most Admired Company in America in the Wholesalers: Diversified Industry segment by Fortune Magazine. For additional information on Hughes, you may visit www.hughessupply.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in a jurisdiction in which such offer would be unlawful.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release contain forward-looking statements that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements are subject to uncertainty and changes in circumstances. These forward-looking statements include Hughes Supply’s intended use of proceeds. The previously announced proposed acquisition by Hughes Supply, Inc. of Southwest Power, Inc. and Western States Electric, Inc., is subject to conditions, and there can be no assurance that Hughes Supply will complete the acquisition. When used in this press release, the word “intend” and similar words or phrases identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The actual results, performance or achievements of Hughes Supply Inc. could differ significantly from past results, and from future results, performance or achievements expressed or implied in forward-looking statements. Forward-looking statements are subject to risks and uncertainties including, but not limited to, changed market, financial and business conditions, success in integrating acquired businesses, and other factors mentioned in Hughes Supply, Inc.’s SEC filings, including its Forms 10-Q and 10-K reports. Hughes Supply, Inc. does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.